EXHIBIT 23 (a)




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accounts, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 23, 1995, included in the Company's Form 10-K for the year ended September 30, 1995 and to all references to our firm included in this Registration Statement.




                                             ARTHUR ANDERSEN LLP


New York, New York
May 31, 1996